                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K
                                  -------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 29, 2003



                                 FRIEDMAN'S INC.
             (Exact name of registrant as specified in its charter)




          DELAWARE                       0-22356                               58-20583
(State or other jurisdiction     (Commission File Number)         (IRS Employer Identification No.)
      of incorporation)



                             171 CROSSROADS PARKWAY
                             SAVANNAH, GEORGIA 31422
                    (Address of principal executive offices)

                                 (912) 233-9333
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

         Friedman's Inc. today announced that its Board of Directors has placed the Company's Chief Financial Officer, Victor M. Suglia on a leave of absence. Management and the Board are considering their alternatives with regard to an interim Chief Financial Officer.

         On October 29, 2003, Friedman's was advised by the Securities and Exchange Commission that the SEC has issued a formal order of a private investigation with respect to the Company. As previously disclosed, on September 8, 2003, Friedman's was contacted by the SEC and informed that the SEC had opened an informal inquiry into the allegations contained in a lawsuit filed against Cosmopolitan Gem Corporation (a former vendor of Friedman's) and a number of other defendants, including Friedman's, Crescent Jewelers and Whitehall Jewellers by Capital Factors, Inc., a former factor of Cosmopolitan. The formal investigation has been expanded and also includes a review of the Company's allowance for doubtful accounts and other financial matters and seeks to determine whether Friedman's may have issued materially false or misleading disclosures under the Securities Act of 1933 and Securities Exchange Act of 1934 and whether there are possible violations of the internal controls and books and records provisions under the Exchange Act, for the period January 1, 2000 through the present. In addition, the Company announced that the previously reported investigation by the United States Justice Department into the Capital Factors matter has been expanded to include a review of the Company's allowance for doubtful accounts and other financial matters.


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On November 11, 2003, Friedman's Inc. issued a press release announcing an increase of its allowance for doubtful accounts at September 27, 2003. The text of the press release relating to an increase in the Company's allowance for doubtful accounts (paragraphs 3, 4 and 5), which is attached at Exhibit 99.1, is incorporated by reference into this Item.

EXHIBITS

     99.1 Press Release Dated November 11, 2003.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   FRIEDMAN'S INC.
                                                   (Registrant)



Date:  November 11, 2003                           By: /s/ Bradley J. Stinn
                                                       -------------------------
                                                        Bradley J. Stinn
                                                        Chief Executive Officer